SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                         ________________



                           FORM 8-K/A1

                        CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)
                  June 16, 1997 (April 1, 1997).
                  ------------------------------

                       DIMON Incorporated
                      --------------------
       (Exact name of registrant as specified in charter)


         Virginia             0-25734; 1-13684        54-1746567
_---------------------------------------------------------------------
(State or other                 (Commission         (IRS Employer
jurisdiction of incorporation)   File Number)      Identification No.)

         512 Bridge Street, Danville, Virginia             24543
       ---------------------------------------          ----------
       (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (804) 792-7511
                                                   --------------
_____________________________________________________________________
   (Former name or former address, if changed since last report.)


DIMON Incorporated is amending its Form 8-K filed April 16, 1997, to include financial information relating to its acquisition of Intabex Holding Worldwide, S.A.

Item 7.     Financial Statements, Pro Forma Financial Information
            and Exhibits.
                                                                       Page Numbers
            a)  Financial Statements of Business Acquired
                -----------------------------------------
                Audited Consolidated Financial Statements
                of Intabex Holdings Worldwide S.A.
                ("Intabex"):

                Report of the Independent Auditors . . . . . . . . . . .      3

                Consolidated Balance Sheets at March 31, 1997 and 1996. . . 4 -  5

                Consolidated Statements of Income for the years
                ended March 31, 1997, 1996 and 1995  . . . . . . . . . .      6

                Consolidated Statements of Shareholders' Equity
                for years ended March 31, 1997, 1996 and 1995  . . . . .      7

                Consolidated Statements of Cash Flows for the
                years ended March 31, 1997, 1996 and 1995  . . . . . . .      8

                Notes to Consolidated Financial Statements . . . . . . .    9 - 30

            b)  Pro Forma Financial Information
                -------------------------------
                Unaudited Pro Forma Condensed Balance Sheet as
                of March 31, 1997. . . . . . . . . . . . . . . . . . . .     31

                Unaudited Pro Forma Condensed Statement of
                Operations for year ended March 31, 1997 . . . . . . . . .   32

                Notes to Unaudited Pro Forma Condensed Financial
                Information. . . . . . . . . . . . . . . . . . . . . . . . 33 - 35

            c)  Index to Exhibits. . . . . . . . . . . . . . . . . . . . . 36 - 37
                -----------------





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


Report of Independent Auditors


Board of Directors
Intabex Holdings Worldwide SA

We have audited the accompanying consolidated balance sheets of Intabex Holdings Worldwide SA and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended March 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain subsidiaries in 1997, 1996, and 1995, which statements reflect total assets constituting 8% in 1997 and 11% in 1996 and total revenues constituting 8% in 1997, 5% in 1996 and 7% in 1995 of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for these subsidiaries, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intabex Holdings Worldwide SA and subsidiaries at March 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years ended March 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.


                                /s/ ERNST & YOUNG LLP
Raleigh, North Carolina
May 16, 1997

                         Intabex Holdings Worldwide SA

                          Consolidated Balance Sheets


                                               March 31
                                            1997      1996
                                          (US $ In Thousands)
                                          -------------------
Assets
Current assets:
  Cash and cash equivalents               $ 83,708  $ 59,981
  Accounts receivable, less allowance
    of $1,050 in 1997 and $564 in 1996     249,564   217,024
  Inventories (Note 2 )                    295,494   248,839
  Advances on tobacco purchases            112,649    66,446
  Amounts due from related parties           2,643     1,782
    (Note 10)
  Prepaid expenses and other current        13,610     6,106
    assets                                -------------------

Total current assets                       757,668   600,178

Investments and other assets:
  Investment in partnership (Note 4)        11,748    12,553
  Investment in affiliates (Note 3)         12,081    13,509
  Intangibles (Note 5)                      18,007    18,510
  Long term receivables                      6,744     8,205
Total investments and other assets          48,580    52,777
                                          -------------------

Property and equipment:
 Land                                        9,088     8,653
 Buildings and improvements                 43,464    44,983
 Machinery and equipment                    44,616    42,260
 Furniture and fixtures                      4,880     4,889
                                          -------------------
                                           102,048   100,785
 Accumulated depreciation                  (20,994)  (16,525)
                                          -------------------
Total property and equipment                81,054    84,260



Total assets                              $887,302  $737,215
                                          ===================

- 4 -


                                               March 31
                                            1997      1996
                                          (US $ In Thousands)
                                          -------------------
Liabilities and shareholders' equity
Current liabilities:
 Short-term bank loans and cash           $467,099  $411,439
  overdrafts
 Accounts payable                           93,510    78,848
 Accrued expenses                            6,136     7,935
 Advances from customers                    33,960    21,433
 Related party payables (Note 10)            2,288     4,475
 Current portion of long-term debt          84,849     5,448
  (Note 7)
 Income taxes payable                        4,201     3,011
                                          -------------------
Total current liabilities                  692,043   532,589

Non-current liabilities:
 Long-term debt, less current portion       54,914    68,721
  (Note 7)
 Long-term creditors                         1,720       266
 Deferred taxes                              1,060       923
 Other liabilities                           3,495     5,634
Total non-current liabilities               61,189    75,544
                                          -------------------
Minority interest in subsidiaries            1,431     2,981

Commitments and contingencies (Note 12)

Shareholders' equity:
  Common stock, 1,466,521 shares
   authorized, issued and outstanding       17,080    17,080
 Share premium                              61,050    61,050
 Additional paid-in capital--warrants        2,520     2,520
  (Note 7)
 Retained earnings                          61,130    52,427
 Currency translation adjustments           (9,141)   (6,976)
                                          -------------------
Total shareholders' equity                 132,639   126,101
                                          -------------------
Total liabilities and shareholders        $887,302  $737,215
 equity                                   ===================


See accompanying notes.


                         Intabex Holdings Worldwide SA

                        Consolidated Statements of Income




                                          Year ended March 31
                                        1997      1996      1995
                                   -----------------------------------
                                           (US $ In Thousands,
                                  except shares and per share amounts)

Net sales                             $835,116    $566,065    $369,726
Cost of goods sold                     711,386     480,130     311,319
                                   -----------------------------------
Gross profit                           123,730      85,935      58,407
Selling, general and administrative     65,461      52,415      35,725
 expenses                          -----------------------------------
Operating income                        58,269      33,520      22,682

Other income (expense):
 Interest expense and similar          (51,675)    (33,172)    (21,468)
  financing charges
 Interest  income                        8,690       4,991       2,450
 Equity in earnings of affiliates          539       1,608         145
  (Note 3)
 Equity in earnings of partnership         627         458         631
  (Note 4)
 Foreign exchange (loss) gain           (2,725)     (2,408)      1,646
 Gain on sales of assets                 2,225       4,770       2,764
 Other                                  (2,608)      3,422       2,521
                                   -----------------------------------
Income before income taxes and          13,342      13,189      11,371
 minority interest

Provision for income taxes (Note 8)     (5,421)     (2,629)     (2,102)
                                   -----------------------------------
Income after taxes                       7,921      10,560       9,269
Minority interest in net income            782        (285)     (2,480)
 (loss) of subsidiaries            -----------------------------------
Net income                             $ 8,703     $10,275     $ 6,789
                                   -----------------------------------

Net income per share                     $5.75     $6.80         $5.76
                                   -----------------------------------
Weighted average shares outstanding  1,512,165   1,511,426   1,178,502
                                   -----------------------------------

See accompanying notes.



                        Intabex Holdings Worldwide SA

                Consolidated Statements of Shareholders' Equity

                   Years ended March 31, 1997, 1996 and 1995

                                Common Stock           Additional
                             ----------------            Paid-in              Currency        Total
                                                 Share   Capital-  Retained  Translation  Shareholders
                             Shares    Amount   Premium  Warrants  Earnings  Adjustment      Equity
                            ---------------------------------------------------------------------------
                                     (US $ In Thousands, except shares and per share amounts)

Balance at March 31, 1994   1,000,000  $12,415   $    -  $2,520   $36,363     $(6,211)     $45,087
Net income                          -        -        -       -     6,789           -        6,789
Currency translation                -        -        -       -         -      (3,468)      (3,468)
 adjustment
Dividends paid ($1.00 per           -        -        -       -    (1,000)          -       (1,000)
 share)
New issue                     466,521    4,665   61,050       -         -           -       65,715
                            ---------------------------------------------------------------------------
Balance at March 31, 1995   1,466,521   17,080   61,050   2,520    42,152      (9,679)     113,123

Net income                          -        -        -       -    10,275           -       10,275
Currency translation                -        -        -       -         -       2,703        2,703
 adjustment                 ---------------------------------------------------------------------------

Balance at March 31, 1996   1,466,521   17,080   61,050   2,520    52,427      (6,976)     126,101

Net income                          -        -        -       -     8,703           -        8,703
Currency translation                -        -        -       -         -      (2,165)      (2,165)
 adjustment                 ---------------------------------------------------------------------------
Balance at March 31, 1997   1,466,521  $17,080  $61,050  $2,520   $61,130     $(9,141)    $132,639
                            ===========================================================================

See accompanying notes.


                          Intabex Holdings Worldwide SA
                       Consolidated Statements of Cash Flows


                                               Year ended March 31
                                             1997      1996      1995
                                                 (US $ In Thousands)
                                             ---------------------------
Operating activities
Net income                                   $8,703   $10,275    $6,789
Adjustments to reconcile net income
  to net cash used in operating
  activities:
  Depreciation                                7,988     4,834     3,400
  Amortization                                1,770       858     1,284
  Foreign exchange loss (gain)                2,725     2,408    (1,646)
  Equity in income of affiliates and         (1,166)   (2,066)     (777)
   partnership
  Gain on sale of assets                     (2,225)   (4,770)   (2,764)
Changes in assets and liabilities:
    Accounts receivable                     (32,824)  (80,920)    2,441
    Inventory and advances on tobacco       (93,668)  (92,113)  (97,032)
     purchases
    Due from affiliates                        (869)   12,203       865
    Prepaid expenses and other
     current assets                          (5,497)    1,718    (2,324)
    Accounts payable and other liabilities   22,215     7,049     5,725
    Taxes payable                             1,180       817     1,083
    Deferred taxes                              137       (77)     (353)
                                             ---------------------------
Net cash used in operating activities       (91,531) (139,784)  (83,309)


Investing activities
Purchases of additional interest in          (1,105)   (8,898)   (2,715)
 affiliates, net (Note 3)
Proceeds from sale of property and            2,681     6,912     3,186
 equipment
Purchases of property and equipment         (10,793)    (5,588) (11,098)
Proceeds from sale of other assets                -     12,032        -
Payments on long-term receivables             1,448     3,314         -
Dividends received from affiliates            1,694     1,460     1,339
Cash acquired in acquisition                      -         -     4,332
                                             ---------------------------
Net cash provided by (used in) investing     (6,075)    9,232    (4,956)
 activities

Financing activities
Proceeds from long-term debt, net of debt    70,809    26,526     3,550
 placement costs
Repayment of long-term debt                  (6,140)   (4,575)   (7,017)
Net change in short-term bank loans and      55,175   141,657    91,947
 cash overdrafts
Dividends paid                                    -         -    (1,000)
                                             ---------------------------
Net cash provided by financing activities   119,844   163,608    87,480
Effect of exchange rate changes on cash       1,489     1,968    (2,945)
                                             ---------------------------
Increase (decrease) in cash and cash         23,727    35,024    (3,730)
 equivalents
Cash and cash equivalents at beginning of    59,981    24,957    28,687
 year                                        ---------------------------

Cash and cash equivalents at end of year    $83,708   $59,981   $24,957
Supplemental cash flow information
Interest and similar financing charges      $51,675   $33,172   $21,468
 paid                                        ---------------------------

Income taxes paid                            $2,655    $1,885    $1,571
                                             ===========================
See accompanying notes.





                            Intabex Holdings Worldwide SA

                        Notes to Consolidated Financial Statements

                                     March 31, 1997


1.      Accounting Policies

Intabex Holdings Worldwide SA ("Intabex"), is incorporated in the Grand Duchy of Luxembourg with financial holding company status. Intabex, through its subsidiaries, is engaged principally in the business of purchasing and processing leaf tobacco on a worldwide basis and selling tobacco to a wide range of manufacturers of cigarettes and other consumer tobacco products.

On February 14, 1997, Intabex and its shareholders and DIMON Incorporated ("DIMON") signed a Stock Purchase Agreement whereby DIMON acquired all the outstanding capital stock and other rights of Intabex on April 1, 1997. The Company incurred approximately $3.2 million of costs in connection with these transactions, which are included in selling, general and administrative expenses for 1997. The accompanying consolidated financial statements as of and for the year ended March 31, 1997 do not reflect any adjustments for DIMON's purchase of Intabex as of April 1, 1997.

Basis of Presentation

The consolidated financial statements include the accounts of Intabex and its subsidiaries (the "Company"). Intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.








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

                       Intabex Holdings Worldwide SA

           Notes to Consolidated Financial Statements (continued)



1.          Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Actual cost is used for tobaccos, with average costs used for processing and direct overhead expenses. The cost of raw timber is determined based on its average cost. The cost of packed tobacco includes such direct overhead as freight, customs duties, certain warehousing costs, and handling charges. The Company determines market for tobacco on a group or package basis which may include various lots, grades and type of tobacco.

Investments in Affiliates

Investments in affiliates, which range in ownership interest from 20 to 50 percent, are accounted for using the equity method. Investments in affiliates includes the excess of Intabex's cost over the related equity in net assets of the affiliated companies of $3.7 million at March 31, 1997 and 1996, respectively, which is being amortized over 40 years. The carrying value of the excess of cost over equity is reviewed if the facts and circumstances indicate impairment of its carrying value. Any impairment in the carrying value of the excess of costs over equity is recorded when identified.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method based on the estimated useful lives.

                         Intabex Holdings Worldwide SA

1.          Accounting Policies (continued)

Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 121, ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" in 1997. SFAS 121 requires impairment losses to be recorded on long-lived assets used in operation when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS 121 did not effect the consolidated financial statements.

Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, ("SFAS 109"), "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets, net of a valuation allowance, and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis

Each subsidiary computes its income tax based on the income tax rates in effect in the country of operation.

Foreign Currencies

The financial statements of foreign subsidiaries are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 ("SFAS 52"), "Foreign Currency Translation". Except for operations in highly inflationary economies, all asset and liability accounts are translated at the current exchange rates for each year; the resulting translation adjustments, net of deferred taxes, are made directly to a separate component of shareholders' equity. Transaction adjustments are recorded in the Consolidated Statements of Income. Such transaction adjustments include realized exchange adjustments, translation adjustments relating to highly inflationary economies and to assets and liabilities denominated in foreign currencies.

                      Intabex Holdings Worldwide SA

1.          Accounting Policies (continued)

Revenue Recognition

Revenue is recognized on the accrual basis when goods are shipped.

Net Income Per Share

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year as in accordance with APB Opinion
No. 15, "Earnings Per Share".

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, ("SFAS 128"), "Earnings Per Share." SFAS 128 supercedes APB Opinion No. 15 and is required to be adopted for annual periods ending after December 15, 1997. The impact of SFAS 128 on the calculation of net income per share is not expected to be material.

Concentration of Credit and Off-Balance Sheet Risks

Financial instruments that subject the Company to credit risk consist principally of cash, and trade receivables relating to customers in the tobacco industry. Cash is deposited with high credit quality financial institutions. Credit risk related to receivables is limited due to the large number of customers with which the Company transacts business, the geographic diversity of these customers, and the fact that the Company principally sells to customers who have provided guaranteed letters of credit. The Company's five largest tobacco-related customers accounted for approximately 41% in 1997 and 28% in 1996 of total revenues, and tobacco-related customers with the five largest accounts receivable balances accounted for approximately 44% at March 31, 1997 and 18% at March 31, 1996 of total accounts receivable.













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

                     Intabex Holdings Worldwide SA

         Notes to Consolidated Financial Statements (continued)



1.          Accounting Policies (continued)

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, amounts due from related parties, short-term bank loans, cash overdrafts and long-term debt. The carrying amount of cash, accounts receivable, amounts due from related parties, short-term bank loans, cash overdrafts and long-term debt approximate their fair value.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no effect on shareholders' equity or net income.

2.          Inventories

Inventories are comprised of the following:

                                                March 31
                                             1997      1996
                                         (US $ In Thousands)
                                          --------------------
 Raw materials:
   Packing materials                       $  3,128    $3,017
   Timber                                     1,370       673
 Work in process:
   Green tobacco                             33,922    31,647
   Timber                                        87       103
 Finished goods:
   Packed tobacco                           245,719   200,239
   Timber                                        85        55
   Other                                      2,318     7,202
 Tobacco in transit                           8,865     5,903
                                          --------------------
                                           $295,494  $248,839
                                          ====================






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

                        Intabex Holdings Worldwide SA

            Notes to Consolidated Financial Statements (continued)



   3.   Investments in Affiliates

Investments in affiliates are comprised primarily of investments in companies with tobacco operations as follows:


                                           March 31
                                 % Owned     1997      1996
                                 ----------------------------
                                      (US $ In Thousands)

Tobacco Processors Lilongwe        48%       $4,024    $3,866
  Ltd.
Tobacco Processors (Malawi)        50%          939     1,037
  Ltd.
H.I.B. Services Limited            50%          300       262
Intabex Hellas Ltd.                50%            2         2
Carrington & Michaux Ltd.          50%            2         2
Formento del Comercio del Cafe     49%        1,525     2,312
S.A.
P.M.A. Tobaccos Ltd.               50%           17        18
P.T. Europindo Mitranusa           35%          (29)       81
Societe de Commercialisation de
Bobines En Europe S.A.             50%          196       210
Hermes Tutun Ihracat, S.A.         50%          644       348
Tabaphimis S.A.                    49%           32        28
Philippine Bobbin Corporation      50%        1,064     1,034
Grupo Maerks                       50%          917       853
Philippine Wrapper Corporation     50%           (2)       (2)
P.M.B. Ltd.                        50%         (193)      116
Espinosa Tabacos S.A.              50%        2,447     2,347
Zanzibar Cigarette Company Ltd.    13%            -       460
Tabafil Insurance Agents (a)       100%           8         7
Tafil SA (a)                       100%          31       156
Empresas de Tabacos Tropicales     100%           -       137
  (a)
Tabacalera Distribution Co.        25%           28        86
  (Philippines)
Compania Exportadora Espanola      100%         129       148
  S.A. (a)
Tafil Trading Singapore (a)        100%                     1
                                 ----------------------------
                                            $12,081   $13,509
                                 ============================


   (a) Investments with greater than 50% ownership have not been consolidated due to immateriality.

                         Intabex Holdings Worldwide SA

   3.   Investments in Affiliates (continued)

   Combined summarized financial information for these companies is as follows:



                                             March  31
                                          1997      1996
                                        --------------------
                                        (US $ In Thousands)
Current assets                            $41,404   $47,031
Non-current assets                         13,720    11,522
Current liabilities                        32,661    41,877
Non-current liabilities                     4,774       105
Shareholders' equity                       17,689    16,571

                                        Year ended
                                          March 31
                                 1997      1996      1995
                               ----------------------------
                                    (US $ In Thousands)
Net sales                      $91,697  $108,907   $33,375
Gross profit                     2,235     8,752     1,945
Net income                       1,680     1,953       219

Included in the 1995 amounts presented above is the financial information for Rio Grande Tabacalera S.A. (renamed as Intabex Processors Brazil Ltda), a 50% owned affiliate in 1995. On October 31, 1995, Intabex Processors Brazil Ltda became a 100% owned subsidiary of Intabex when Intabex purchased an additional 50% interest from an unrelated party. The purchase price of the additional interest was allocated to the assets and liabilities based on their fair value. The acquisition was accounted for as a purchase, and accordingly, the consolidated financial statements include the results of operations of this company from the date of acquisition.

The amount of consolidated retained earnings represented by undistributed earnings of these unconsolidated affiliates was $1,299,000 and $2,403,000 at March 31, 1997 and 1996,
respectively.





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

                      Intabex Holdings Worldwide SA

             Notes to Consolidated Financial Statements (continued)



4.          Investment in Partnership

On April 1, 1992, a 100% owned subsidiary of the Company entered into an agreement to aggregate its processing facilities with DIMON. The partnership is owned 50% by the subsidiary and required an initial capital contribution of approximately $13,500,000 consisting of fixed assets and the assumption of a note obligation. The subsidiary's investment in the partnership reflects the initial investment at cost adjusted for the subsidiary's equity in the earnings of the partnership less dividends received from the partnership.

Summary financial information of the partnership at March 31, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995 follows:

                                           March 31

                                      1997          1996
                                     ----------------------
                                      (US $ In Thousands)
Current assets                       $   687       $ 1,206
Non-current assets                    13,249        13,457
Current liabilities                    1,172         1,169
Non-current liabilities                1,156           343


                                Year ended March 31
                             1997        1996       1995
                             -------------------------------
                                 (US $ In Thousands)
Net sales                    $15,896     $14,082    $13,709
Gross profit                   2,840       2,448      2,667
Net income                     1,432         931      1,155


                        Intabex Holdings Worldwide SA

5.          Intangibles

   Intangibles are comprised of the following:

                                            March 31

                                      1997           1996
                                     ----------------------
                                      (US $ In Thousands)

Goodwill                             $14,940       $14,501
Long-term debt placement costs         4,970         4,858
                                     ----------------------
                                      19,910        19,359
Accumulated amortization              (1,903)         (849)
                                     ----------------------
                                     $18,007       $18,510
                                     ======================

Goodwill represents the excess cost over the related net assets acquired from business combinations. Goodwill is being amortized over 40 years. The carrying value of goodwill is reviewed if the facts and circumstances indicate impairment of its carrying value. Any impairment in the carrying value of goodwill is recorded when identified. Accumulated amortization related to goodwill totaled $1,042,000 and $605,000 at March 31, 1997 and 1996, respectively.

Long-term debt placement costs represent capitalized costs associated with the issuance of the 8.13% Senior Notes on March 15, 1996 and the 10.7% Senior Notes and warrants on March 15, 1994 (See Note 7). These capitalized costs are being amortized on a straight-line basis over the term of the related notes. Accumulated amortization related to long-term debt placement costs totaled $861,000 and $244,000 at March 31, 1997 and 1996, respectively.

6. Short-Term Borrowing Arrangements

The Company has lines of credit arrangements with several banks under which the Company may borrow up to a total of $673,300,000 at March 31, 1997. These lines of credit bear interest at rates ranging from 7% to 37%. Unused lines of credit at March 31, 1997 amounted to $168,600,000. The weighted average interest rate on these short-term borrowing arrangements for the year ending March 31, 1997 was 8.3%.

                        Intabex Holdings Worldwide SA

7.          Long-Term Debt and Warrants

   Long-term debt consists of the following:


                                            March 31
                                        1997       1996
                                      -------------------
                                      (US $ In Thousands)
Senior notes payable to insurance
companies at a rate,8.13%, secured by
certain subsidiary company
guarantees, maturity date March 28,
2004,payable in annual installments
of $11.7 million beginning in the
year 2000.                             $ 56,484    $56,484

Senior notes payable to a bank, at
LIBOR plus 1.25% (7.125% as of
March 31, 1997) secured by
certain subsidiary company
guarantees, maturity date
October 11, 2002, payable in
annual installments of $4.5 million.     22,500          -

Notes payable to banks, at rates
ranging from 4.5% to 12% secured
by factory, land, buildings and
machinery, maturity dates ranging
from 1997 to 2003 in annual
installments.                            60,779     15,185


Note payable to a company, at prime,
secured by investment in                      -      2,500
partnership                           --------------------
                                        139,763     74,169
Less current portion                    (84,849)    (5,448)
                                      --------------------
                                        $54,914    $68,721



On March 28, 1996, the Company issued $58.5 million of 8.13% Senior Notes due in 2004 (the "1996 Notes"). Of the 1996 Notes, $30 million were issued in exchange for $30 million of 10.7% Senior Notes due in 2004 issued in 1994 (the "1994 Notes") and $3.5 million was issued pursuant to the terms of the 1994 Notes as a "make-whole premium" to compensate for the lower interest rate of the 1996 Notes compared to the 1994 Notes as a result of the exchange of the Notes. The make-whole premium of $3.5 million has been deferred and is being amortized as interest expense over the term of the 1996 Notes.

                     Intabex Holdings Worldwide SA

7.          Long-Term Debt and Warrants (continued)

Capitalized long-term debt placement costs totaled $1,470,000 at March 31, 1997 and is being amortized over the life of the Notes. Accumulated amortization associated with these placement costs totaled $387,000 at March 31, 1997.

The 1996 Notes are subject to certain covenants that, among other things, require the Company to maintain minimum working capital and tangible net worth amounts and restrict the payment of dividends. The dividend amount may not exceed the sum of 25% of cumulative consolidated net income, cash proceeds received from the sale of common stock, and the principal amount of any debt converted to common stock during the period from January in the year of declaration of the dividend.

Warrants entitling the holders thereof to purchase shares of Common Stock, no par value, of the Company were issued on March 15, 1994 in connection with the issuance of the 1994 Notes. The proceeds of $30 million from issuance of these securities was allocated $2,520,000 to the warrants and $27,480,000 to the 1994 Notes. The Notes are being accredited over their term to their face amount as charges to interest expense. The warrants are exercisable into 47,120 shares of Common Stock at an exercise price of $0.001 per share on the earlier of March 15, 1999 or the date in which the Company shall have consummated a qualified initial public offering.

After completion of the acquisition of Intabex as described in
Note 1, DIMON advanced funds to Intabex which paid in full the amounts due under the Senior Notes totaling approximately $81 million. Accordingly, the Company has presented the Senior Notes as current liabilities in the consolidated financial statements.

                      Intabex Holdings Worldwide SA

7.          Long-Term Debt and Warrants (continued)

Maturities of long-term debt for the five years succeeding
March 31, 1997 are as follows (US $ In Thousands):

      1997                                  $ 84,849
      1998                                     3,916
      1999                                    16,543
      2000                                    16,175
      2001                                    17,588
      Thereafter                                 692
                                            ---------
      Total                                 $139,763
                                            =========



8.          Income Taxes

Income before income taxes and minority interest consisted of the following:

                                      Year ended March 31
                                   1997      1996      1995
                                  ----------------------------
                                      (US $ In Thousands)

      Domestic                    $ 2,412   $ 1,264   $ 2,660
      Foreign                      10,930    11,925     8,711
                                  ----------------------------
                                  $13,342   $13,189   $11,371
                                  ============================

The components of the provision for income taxes expense are as follows:

                                       Year ended March 31
                                    1997      1996      1995
                                   --------------------------
                                      (US $ In Thousands)
      Current:
      Domestic                     $  295    $  169    $  583
      Foreign                       3,707     2,537     1,872
                                   --------------------------
                                    4,002     2,706     2,455
      Deferred expense
       (benefit):
      Domestic                        579       192       176
      Foreign                         840      (269)     (529)
                                   --------------------------
      Total                        $5,421    $2,629    $2,102
                                   ==========================


                     Intabex Holdings Worldwide SA

8.          Income Taxes (continued)

The Company's consolidated effective tax rate differed from the statutory federal rate as set forth below

                                      Year ended March 31
                                   1997      1996      1995
                                  ----------------------------
                                      (US $ In Thousands)
      Federal income taxes at      $4,670    $4,616    $3,980
       statutory rate

      State and local income          (37)      (27)     (106)
       taxes, net of federal
       benefit
      Foreign earnings taxed at    (2,199)   (1,678)   (1,477)
       different rates
      Other, mainly non-            2,987      (282)     (295)
       deductible items in 1997   ----------------------------
      Actual provision for         $5,421    $2,629    $2,102
       income taxes               ============================


The significant components of the Company's deferred tax liabilities and assets are as follows:



                                             March 31
                                        1997         1996
                                        -------------------
                                     (US $ In Thousands)
 Deferred tax liabilities:
 Tax over book depreciation             $2,740      $2,159
 Deferred casualty gain                     48          48
 Other                                     103         546
                                        -------------------
 Total deferred tax liabilities          2,891       2,753

 Deferred tax assets:
 Amortization of non-compete               656         616
  agreement
 Deferred compensation                      40          40
 Net operating loss carryforwards        6,460       6,125
 Alternative minimum tax credits           935         727
                                        -------------------
 Total deferred tax assets               8,091       7,508
 Valuation allowance for deferred       (6,260)     (5,678)
 tax assets                             -------------------
 Net deferred tax assets                 1,831       1,830
                                        -------------------
 Net deferred tax liability             $1,060        $923
                                        ===================


                     Intabex Holdings Worldwide SA

8.          Income Taxes (continued)

The Company had the following loss carry forwards available as of March 31, 1997:


                                                    Begin to
Country                               Amounts   expire in Year
---------------------------------------------------------------
                                       (US $ in Thousands)
Argentina                             $ 5,900        2000
Brazil                                  8,000   No limitation
Italy                                     500        1998
Thailand                                1,700        2000
USA - (state)                           2,900        1998
                                      --------
                                      $19,000
                                      ========

For financial reporting purposes, valuation allowances have been recognized to offset the deferred tax assets generated by Intabex's loss carry forwards of approximately $19 million.

U.S. alternative minimum tax credit carry forwards of approximately $935,000 do not expire under current U.S. tax law.

One of the Company's subsidiaries has received additional income tax assessments for the fiscal years ended March 31, 1987 to March 31, 1991. The Company has lodged an application against these assessments and is currently in the process of preparing a case against these, and any future assessments which may be received. The Company's management feels that the application against the assessment will be successful.

9.          Pension Plans

Several of the Company's subsidiaries participate in defined contribution pension plans which cover eligible employees. Total pension expense related to these plans was $1,458,000, $1,441,000 and $1,202,000 for the years ended March 31, 1997,
1996 and 1995, respectively.

                   Intabex Holdings Worldwide SA

10.                     Related Parties

Accounts receivable and payable with affiliates included in the consolidated financial statements are as follows:

                                              March 31
                                           1997      1996
                                        -------------------
                                        (US $ In Thousands)
Accounts receivable                       $2,643    $1,782
Accounts payable                           2,288     4,475


Additionally, at March 31, 1997, certain Intabex trading subsidiaries had advances on tobacco purchases (approximately
$60 million) and advances from customers (approximately $7 million).


11.  Acquisition of Cdf

On December 16, 1994, the Company acquired substantially all of the issued and outstanding common stock of Compania de
Filipinas ("CdF") for 466,521 shares of the Company's Class B
Common Stock with a fair value of $66 million. CdF is primarily involved in the tobacco trading industry.

The acquisition has been accounted for as a purchase business combination. Accordingly, the results of operations of CdF have been included in the Company's consolidated financial statements subsequent to December 16, 1994 and the purchase price has been allocated to assets and liabilities acquired based on their fair values.

The following unaudited pro forma information has been prepared assuming the acquisition of CdF had occurred at the beginning of the year ended March 31, 1995.


                                        March 31, 1995
                                     -------------------
                                     (US $ In Thousands)
Net sales                                  $466,126
Net income                                    8,292


                      Intabex Holdings Worldwide SA

12.     Contingencies

The Company from time to time is involved in litigation in the ordinary course of business. In the opinion of management, the ultimate outcome of any such matters will not have a material impact on the Company's financial position or results of operations.

In May 1997, certain of the Company's facilities in the Philippines were forcefully seized and occupied by certain individuals. Although uncertain as to the ultimate resolution, the Company believes it has rightful ownership of the facilities and will take legal action to regain occupancy of the facilities.

13.     Geographic Area Data, Export Sales and Other Information

The following description and tables present the Company's tobacco and non-tobacco operations in different geographic areas in conformity with Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise". Geographic area information for tobacco operations as to sales is based on where the product is sold.

Tobacco

The Company is principally engaged in the tobacco business. The Company and its tobacco subsidiaries are engaged in buying, processing, and exporting tobacco grown in the following principal countries: Argentina, Brazil, China, Dominican Republic, India, Indonesia, Italy, Malawi, Sri Lanka, Spain, Thailand, United States, Zimbabwe, and other areas in which tobacco is sold on the world markets. The Company's investee companies are located primarily in Malawi, Philippines, and United States.

The desegregation of entities necessary for geographic area data requires the use of estimation techniques for operating income, and the identifiable assets presentation does not take into account the seasonal aspects of the tobacco business.

                     Intabex Holdings Worldwide SA

13.     Geographic Area Data, Export Sales and Other
Information (continued)

Non-Tobacco

The Company owns subsidiaries involved in timber sales and insurance brokerage services. None of these subsidiaries have extensive operations outside of their country of incorporation.


                                     Year ended March 31
                                 1997       1996       1995
                                ----------------------------
                                     (US $ In Thousands)
Business segments
Sales:
Tobacco                         $826,755   $562,482  $361,397
Non-tobacco                        8,361      3,583     8,329
                                -----------------------------
                                $835,116   $566,065  $369,726
                                =============================

Operating income (loss):
Tobacco                          $61,201    $36,385   $25,632
Non-tobacco                          683        680      (371)
Corporate expenses                (3,615)    (3,545)   (2,579)
                                -----------------------------
                                 $58,269    $33,520   $22,682
                                =============================

Identifiable assets:
Tobacco (1)                     $877,020   $731,748  $493,900
Non-tobacco                        6,356      1,700     1,306
Corporate                          3,926      3,767     3,722
                                -----------------------------
                                $887,302   $737,215  $498,928
                                =============================

(1) Includes investment in partnership and affiliates-tobacco related

Depreciation and amortization
 expense:
Tobacco                           $9,191     $5,320    $4,334
Non-tobacco                          203         66        57
Corporate                            364        306       293
                                -----------------------------
                                  $9,758     $5,692    $4,684
                                =============================

Capital expenditures:
Tobacco                           $9,064     $4,603   $10,759
Non-tobacco                        1,349        318       177
Corporate                            380        667       162
                                -----------------------------
                                 $10,793     $5,588   $11,098
                                =============================

                      Intabex Holdings Worldwide SA

13.                     Geographic Area Data, Export Sales and Other
Information (continued)



                                     Year ended March 31
                                 1997       1996       1995
                                ----------------------------
                                     (US $ In Thousands)
Geographic areas
Sales:
Africa/Middle East               $60,608    $70,677   $57,878
Europe                           422,516    292,723   151,570
South America                     24,998     12,923     4,920
North America                    151,698     55,397    63,796
Far East/Australia               175,296    134,345    91,562
                                -----------------------------
                                $835,116   $566,065  $369,726
                                =============================

Operating income (loss):
Africa/Middle East                $3,275     $3,007      $998
Europe                            42,275     18,455    15,636
South America                      6,264      1,286   (2,214)
North America                      3,932      8,063     6,474
Far East/Australia                 2,523      2,709     1,788
                                -----------------------------
                                 $58,269    $33,520   $22,682
                                =============================

Indentifiable fixed assets:
Africa/Middle East                $7,925     $6,153    $5,971
Europe                            20,729     25,488    25,383
South America                     37,153     35,351     9,830
North America                      1,335      1,346     1,215
Far East/Australia                13,912     15,922    18,641
                                -----------------------------
                                 $81,054    $84,260   $61,040
                                =============================


                     Intabex Holdings Worldwide SA

14.                     Interests in Subsidiary Companies and Affiliates

Tobacco Processors (Malawi) Ltd has a December 31 reporting date. Accordingly, the consolidated results of operations include its results for the periods January 1 through December
31. The differences between the results of operations on a calendar year basis and the results of operations on a fiscal year basis were not material.

All subsidiary companies are wholly owned except where indicated. Affiliated companies are not consolidated but are accounted for using the equity method.


                            % of
                            Equity  Country of      Principal
Consolidated Subsidiaries    Held  Incorporation    Activities
------------------------------------------------------------------------------
A.L. Van Beek International         Netherlands  Investment holding
  B.V.
Admiral House Ltd.                  England      Property
Africa Holdings S.A.                Luxembourg   Investment/financial holding
Africa Overseas Ltd.                BVI          Tobacco merchant
Agmin Ltd.                          England      Import/export of
                                                   commodities
ALB Zimbabwe (Pvt) Ltd.             Zimbabwe     Investment holding
Brookstone International            Panama         Commodity
Corp. S.A.                                         merchant and
                                                   investment
                                                   holding
Carrington & Michaux BV             Netherlands  Tobacco merchant

Carrington & Michaux Italy          Italy        Investment
                                                   holding
Carrington & Michaux                U.S.A        Investment
Tobacco Co., Inc.                                  holding
China American Tobacco Co.          U.S.A.       Tobacco merchant
Cial de Importaciones y             Spain        Inactive
Exportaciones S.A.
CdF Eastern Europe A/O              Russia       Tobacco merchant
Russia
CdF International S.A.              Uruguay      Tobacco merchant
Compania General de Tabacos  99     Spain        Investment
  de Filipinas S.A.                                holding
Compania Exportadora                Spain        General trade
Espanola S.A.
Cosmos Purchasing Co. (Pvt)         Zimbabwe     Tobacco merchant
  Ltd.
Cosmos Tobacco Company              Zimbabwe     Investment
  (Pvt) Ltd.                                         holding
Domitab S.A.                        Dominican    Tobacco merchant
                                     Rep.
Domtabac S.A.                       Switzerland  Tobacco merchant

Edwards Goodwin & Co.               Malawi       Tobacco buyer
  (Africa) Ltd.


                         Intabex Holdings Worldwide SA

14.                     Interests in Subsidiary Companies and Affiliates
(continued)


                            % of
                            Equity  Country of      Principal
Consolidated Subsidiaries    Held  Incorporation    Activities
------------------------------------------------------------------------------
Edwards Goodwin & Co. Ltd.          England      Tobacco merchant
Exportadora de Tobacos
Transcontinental, Ltda.             Brazil       Tobacco merchant
Fairway B.V.                        Holland      Tobacco merchant
Fesam S.A.                          Liberia      Tobacco merchant
Fumex Tabacalera SA                 Brazil       Tobacco merchant
Globe Tobacco Co. (Pvt) Ltd.        Zimbabwe     Investment holding
Hosoi Investments                   Madeira      Investment holding
H.R. Wilden Ltd.                    England      Investment holding
Intabex Lanka Ltd.                  Sri Lanka    Tobacco
                                                   processor/grower
Intabex Antilles N.V.               Antilles     Investment holding
Intabex Argentina S.A.              Argentina    Service company
Intabex Belgium N.V.                Belgium      Service company
Intabex Canada Ltd.                 Canada       Tobacco merchant
Intabex Germany Rohtabakwerk        Germany      Tobacco processor
  GmbH
Intabex - Hail & Cotton             U.S.A.       Tobacco merchant
International Co.
Intabex International Ltd.          Hong Kong    Tobacco merchant
Intabex Italy  S.r.l.               Italy        Tobacco merchant/
                                                   investment
                                                   holding
Intabex Processors Italy            Italy        Tobacco processor
S.r.l
Intabex Netherlands B.V.            Netherlands  Investment holding

Intabex (Malawi) Ltd.               Malawi       Tobacco merchant
Intabex Processors Argentina        Argentina    Tobacco
  SA                                               processors/merchant
Intabex (Thailand) Ltd.             Thailand     Tobacco
                                                   merchant/grower
Intabex S.A.                        Switzerland  Tobacco merchant

Intabex S.A. (BVI)                  B.V.I.       Tobacco merchant
Intabex Services Ltd.               England      Service company
Intabex Tobacco Processors          Thailand     Tobacco processor
  (Thailand) Ltd.
Intabex Processors Brazil           Brazil       Tobacco
Limitada                                           processor/merchant
Intabex Trading Limited             BVI          Tobacco merchant
Intabex S.A. (Pty) Ltd              South        Tobacco merchant
                                    Africa
Intabex Zaire Sprl                  Zaire        Tobacco merchant
International Timbers Ltd.          Malawi       Forestry and
                                                   lumbering
International Tobacco               Malawi       Investment holding
(Malawi) Ltd.

- 28 -

                            Intabex Holdings Worldwide SA

14.                     Interests in Subsidiary Companies and Affiliates
(continued)


                            % of
                            Equity  Country of      Principal
Consolidated Subsidiaries    Held  Incorporation    Activities
------------------------------------------------------------------------------
La Union Ventures Inc.       80     Philippines  Tobacco merchant
L.R.H. Travel Ltd.                  England      Travel agency
LRH Services Ltd.                   England      Inactive
Manila Tobacco Trading Inc.         Philippines  Tobacco merchant
Olima Holding A.G.                  Switzerland  Investment holding
Promociones Cocotur S.A.            Spain        Inactive
Siam Ventures Ltd.                  Thailand     Investment
                                                   holding/service
                                                   company
Southern Tobacco Co. (Pvt)          Zimbabwe     Inactive
  Ltd.
Tabex Brazil Tobaccos               Brazil       Tobacco merchant
Limitada
Talmin Trading (Pty) Ltd.           South        Trader and
                                    Africa           commodity
                                                   merchant
Tabacalera Industrial               Philippines  Various services
Development Inc.
Tabacosfil Paraguaya S.A.           Paraguay     Tobacco merchant
Tabatrade Internacional S.A.        Spain        International
                                                   trade
Tafil S.A.                          Switzerland  Inactive

Tafil Trading Singapore Pte         Singapore    Inactive
  Ltd.
Tarsal Ltd.                         B.V.I.       Flower merchant
Tobacco Development Co.,      51    Zambia       Tobacco farming
  Ltd.
Tobacco Packers Export Co.          Zimbabwe     Tobacco merchant
  (Pvt) Ltd.
Tobacco Products                    B.V.I.       Tobacco merchant
International Ltd
Tobacco Suppliers (Malawi)          Malawi       Tobacco buyer
  Ltd.
Tobacco de Manica Limitada          Mozambique   Freight merchant
Unitob Inc.                         U.S.A.       Investment holding
Yardiner, S.A.                      Paraguay     General trade
Zambia and Overseas Tobacco         Zambia       Tobacco farming
  Co. Ltd.


                         Intabex Holdings Worldwide SA

14.                     Interests in Subsidiary Companies and Affiliates
(continued)


                                      % of
                                     Equity  Country of      Principal
Interests in Affiliated Companies     Held  Incorporation    Activities
------------------------------------------------------------------------------
Carrington & Michaux Ltd.             50    Greece          Dorman
Colomer East Asia Ltd.                40    Hong Kong       Inactive
Cordillerana Tabacalera               60    Paraguay        Tobacco merchant
Paraguaya S.A.
Eastern Carolina Leaf                 50    U.S.A.          Tobacco processor
Processors
Espinosa Tabaccos S.A.                25    Colombia        Tobacco merchant
Fomento del Comericio del             49    Spain           Coffee merchant
  Cafe S.A.
Grupo Maerks                          50    Philippines     Insurance
Hermes Tutun Ihracat A.S.             50    Turkey          Tobacco merchant
HIB Services Ltd.                     50    BVI             Insurance broker
Iberleaf, S.A.                        30    Spain           Tobacco merchant
Intabex Hellas E.E.                   50    Greece          Inactive
P.M.A. Tobaccos Inc.                  50    U.S.A.          Inactive
P.T. Europindo Mitranusa              35    Indonesia       International
                                              trade
Philippine Wrapper                    50    Philippines     Marine services
Corporation
Phillippine Bobbin                    50    Philippines     Tobacco merchant
Corporation
PMB Ltd.                              50    Paraguay        Inactive
Scte. Comm. de Bobines en             50    France          Cigar trading
  Europe, S.A.
Tabafil Insurance Agents             100    Philippines     Inactive
  Inc.
Tabacalera Distribution,              25    Philippines     Inactive
  Inc.
Tabaphimis S.A.                       49    Greece          Tobacco merchant
Tobacco Processors (Malawi)           50    Malawi          Tobacco processor
  Ltd.
Tobacco Processors Lilongwe           48    Malawi          Tobacco processor
  Ltd.
Tobacosfil Colombiana SL              50    Colombia        Inactive


                                          DIMON Incorporated
                            UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                         as of MARCH 31, 1997
                                           (IN THOUSANDS)

                                                               INTABEX
                                                DIMON          HOLDINGS      PRO FORMA        PRO FORMA
                                            Incorporated    WORLD WIDE S.A.  ADJUSTMENT        ADJUSTED
                                                                              (Note 2)
                                            _____________   _______________  __________       _________
ASSETS
Current Assets
   Cash and cash equivalents                      $35,575        $83,708      ($78,048)a       $41,256
                                                                                    21 b
   Notes receivable                                 2,679              0                         2,679
   Trade receivables, net of allowances           213,461        252,207           381 b       466,049
   Inventories:                                                                                      0
     Tobacco                                      310,674        288,506             9 b       579,189
                                                                               (20,000)m
     Other                                         25,824          6,988            89 b        32,901
   Advances on purchases of tobacco                98,813        112,649          (444)b       211,018
   Recoverable income taxes                         2,392              0                         2,392
   Prepaid expenses and other assets               17,732         13,610           103 b        31,445
                                            _____________   _______________   __________      _________
   Total current assets                           707,150        757,668       (97,889)      1,366,929
   Investments and other assets                    47,687         30,573       (17,411)b        60,849
   Intangible assets                               55,482         18,007       153,502 a       208,984
                                                                               (18,007)e
   Property, Plant and Equipment, net             227,594         81,054        18,494 b       337,701
                                                                               (10,000)c
                                                                                20,000 p
                                                                                   559 b
   Deferred taxes and other deferred charges       21,648              0                        21,648
                                            _____________   _______________   __________     _________
   Total Assets                                $1,059,561       $887,302       $49,248      $1,996,111
                                            =============   ==============   =========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Notes payable                                  $52,717       $467,099        $1,000 b      $601,816
                                                                                78,984 k
                                                                                 2,016 o
   Accounts payable                               105,631         95,798           479 b       201,908
   Advances from customers                         34,035         33,960            23          68,018
   Accrued expenses                                29,254          6,136                        35,390
   Income taxes                                    22,714          4,201                        26,915
   Long-term debt current                           9,320         84,849       (78,984)k        15,185
                                            _____________   _______________   __________      _________
   Total current liabilities                      253,671        692,043         3,518         949,232
                                            _____________   _______________   __________      _________
Long-term debt                                    391,436         54,914       140,000 a       586,350
                                            _____________   _______________   __________      _________

Deferred income taxes, compensation
  and other benefits                               65,824          6,275           299 b        72,398
                                            _____________   _______________   __________      _________
Minority interests in subsidiaries                    525          1,431                         1,956
                                            _____________   _______________   __________      _________
Commitments and contingencies                           0              0                             0
                                            _____________   _______________   __________      _________
Shareholder's Equity
     Common Stock                                 138,762         80,650       (80,650)d       176,832
                                                                                38,070 a
     Retained Earnings                            210,127         61,130       (61,130)d       210,127
   Equity-currency conversions                        588         (9,141)        9,141 d           588
   Minimum pension liability                      (1,372)              0             0          (1,372)
                                            _____________   _______________   __________      _________
   Total shareholder's equity                     348,105        132,639       (94,569)        386,175
                                            _____________   _______________   __________      _________
Total Liabilities and Shareholders' Equity     $1,059,561       $887,302       $49,248      $1,996,111
                                            =============   ==============   =========      ==========


See accompanying notes to unaudited pro forma financial information




                                        DIMON Incorporated
                     UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                FOR THE YEAR ENDED MARCH 31, 1997
                                         (IN THOUSANDS)


                                                              INTABEX
                                                DIMON         HOLDINGS       PRO FORMA      PRO FORMA
                                            Incorporated   WORLD WIDE S.A.   ADJUSTMENT      ADJUSTED
                                                                              (Note 2)
                                            _____________   ______________   __________     __________
   Sales and other operating revenues          $2,337,492       $843,806        $1,450 b     3,182,748
   Cost of goods and services sold              2,068,303        714,494        (1,284)b     2,781,513
                                            _____________   ______________   __________     __________
                                                  269,189        129,312         2,734         401,235

   Selling, administrative and
     general expenses                             121,181         65,461         3,838 f       189,426
                                                                                (1,054)g
   Restructuring and merger related costs           9,792              0                         9,792
                                            _____________   ______________   __________     __________
   Operating income (loss)                        138,216         63,851           (50)        202,017

   Interest expense                                39,502         51,675         8,750 h       104,454
                                                                                 5,328 I
                                                                                     9 b
                                                                                  (810)l
                                            _____________   ______________   ___________    __________

   Income (loss) before income taxes               98,714         12,176       (13,327)         97,563
   Income taxes                                    38,928          5,421        (5,184)j        39,165
   Income (loss) applicable to minority
     interest                                         164           (782)                         (618)
   Equity in net income (loss) of investee
     companies, net of tax                            651          1,166        (1,161)b           656
                                            _____________   ______________   __________     __________
   Net income (loss)                              $60,273         $8,703        (9,304)        $59,672
                                            =============   ==============   =========      ==========

   Net income (loss) per share, primary *           $1.41                                        $1.35
   Weighted average number of shares               42,648                                       44,349 n
     outstanding

    * Computation of fully diluted earnings per share is anti-dilutive

   See accompanying notes to unaudited pro forma financial information


                DIMON Incorporated
Notes to Unaudited Pro Forma Condensed Financial Information


On April 1, 1997, DIMON Incorporated ("DIMON") acquired all the outstanding capital stock and other rights of Intabex Holdings Worldwide S.A. ("Intabex"), a privately-owned Luxembourg holding company. Intabex maintains coordination and service offices in Wokingham, England, near London. It owns and operates leaf tobacco buying, processing and exporting operations in principal tobacco markets around the world including the United States, Brazil, Argentina, Malawi, Italy and Thailand. An Intabex subsidiary, Compania de Filipinas (CdF), is one of the two major suppliers of premium cigar leaf and other dark air-cured tobaccos to the resurgent cigar industry in the United States and Europe. Separately, a Zimbabwe company that is a wholly-owned subsidiary of DIMON, acquired certain tobacco assets from an Intabex affiliated company in Zimbabwe.
Intabex is a major supplier of Zimbabwean and other African grown tobacco to the cigarette industry.

The $264.19 million aggregate purchase price for Intabex, the Zimbabwe assets and other rights acquired consisted of
1.70 million shares of DIMON common stock, $140 million in 10-year, 6.25 percent subordinated debentures convertible into 4.866 million DIMON shares $28.77 per share, and $86.12 million in cash. The source of cash was working capital of DIMON. Intabex's shareholders, Folium Inc., Tabacalera, S.A. and Leaf Management Investments Ltd., have agreed to idemnify DIMON against certain liabilities in connection with the acquisition of Intabex, subject to a maximum of $90 million. DIMON may set-off any such liabilities against $90 million of the debentures held by Folium and Tabacalera. The amount of debentures subject to set-off declines in stages, with $15 million subject to set-off after October 1, 1998, through July 31, 1999, and $10 million subject to set-off from August 1, 1999, through April 1, 2000, subject to extension with respect to outstanding claims. A DIMON subsidiary in Zimbabwe is entitled to similar indemnification and set-off rights in connection with the Zimbabwe tobacco assets purchased, subject to a maximum of $12 million. Pursuant to the Stock Purchase Agreement, the purchase price is subject to post-closing adjustments in certain circumstances.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of DIMON that would have occurred if the transaction had been consummated on the dates indicated in the unaudited pro forma condensed balance sheet and statement of operations. No adjustments have been made to reflect the benefit of any synergies that may occur as a result of the integration of the businesses of DIMON and Intabex or miscellaneous non-recurring costs of that integration. The pro forma financial information should be read in conjunction with DIMON's historical consolidated financial statements and the notes thereto included in its Annual Report for the fiscal year ended June 30, 1996, and its Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1996, and March 31,
1997, and with the historical consolidated financial statements and the notes thereto of Intabex included elsewhere herein.

DIMON Incorporated
Notes to Unaudited Pro Forma Condensed Financial Information (continued)





1.  Basis of Preparation:

The accompanying unaudited pro forma condensed financial statements have been prepared using the purchase method of accounting to reflect the acquisition of Intabex by DIMON for a purchase price of $256.12 million (excluding $12 million of Zimbabwean assets and including
$3.9 million of other transaction costs). Intabex has not previously prepared interim financial statements. Therefore, the accompanying unaudited pro forma financial information is presented using Intabex's audited financial statements for their fiscal year ended March 31, 1997 and unaudited financial information for the twelve months ended March 31, 1997 for DIMON. DIMON calculated its results of operations for the twelve months ended March 31, 1997 using the unaudited results of operations for the nine months ended March 31, 1997 plus the audited results of operations for the year ended
June 30, 1996 less the unaudited results of operations for the nine months ended March 31, 1996. In addition, the unaudited pro forma financial information is presented assuming the acquisition occurred on April 1, 1996 for purposes of the unaudited pro forma condensed statement of operations and March 31, 1997 for the unaudited pro forma condensed balance sheet.

The accompanying pro forma financial information is based on preliminary allocations of the fair market values of assets and liabilities acquired. Final allocation of the purchase price or adjustments to the purchase price, may result in adjustments to the amounts reported herein.



2.  Pro Forma Adjustments

    a. In connection with the acquisition, the Company incurred the following ($000's):

        Cash paid                               $ 78,048
        6.25% convertible debentures issued      140,000
        Value of 1.7 million shares of
        common stock issued                       38,070
                                                ________
        Total consideration                      256,118
        Estimated fair value of net assets
          acquired from Intabex                  102,616
                                                ________
        Goodwill                                $153,502
                                                ========

The estimated fair value of net assets acquired from Intabex are comprised of the following:

    Equity of Intabex at March 31, 1997            $132,639
    Less:  Property, plant and equipment excluded
            from the acquisition (Adjustment c.)    (10,000)
           Intangible assets (Adjustment e.)        (18,007)
           Inventory revaluation (Adjustment m.) (20,000) Unamortized discount on long term
             debt (Adjustment o.)                    (2,016)
    Add:   Revaluation of fixed assets
             (Adjustment p.)                         20,000
                                                   ---------
                                                   $102,616
                                                   =========

DIMON Incorporated
Notes to Unaudited Pro Forma Condensed Financial Information (continued)


    b.  Consolidation of Eastern North Carolina Leaf Processors
        Incorporated which was previously accounted for as an investment by both DIMON and Intabex.

    c. Elimination of Property, Plant and Equipment related to Intabex which was excluded from acquisition.

    d. Elimination of common shareholders' equity accounts of Intabex.

    e. Elimination of goodwill and other intangible assets of Intabex. Amount relates to $13.898 million of goodwill and $4.109 million of long-term debt placement costs which were on the books of Intabex as of March 31, 1997. The long-term debt was refinanced by DIMON in connection with the acquisition. See adjustment k. below.

    f. Amortization of goodwill on a straight-line basis over 40 years.

    g. Elimination of amortization of goodwill and other intangible assets recorded by Intabex.

    h. Annual interest charges on $140 million of 6.25% convertible debentures issued in connection with the acquisition which matures on April 1, 2007.

    i. Lost interest income on cash paid in connection with the acquisition.

    j. Income taxes relating to the pro forma income statement adjustments.

    k. Reclassification of Intabex debt refinanced by DIMON in connection with the acquisition.

    l.  Reduction of interest charges relating to adjustment k.

    m. Reflects adjustment to Intabex's inventory to reflect estimated fair value and to conform application of lower of cost or market valuation.

    n. Increase in weighted average number of shares outstanding due to issuance of 1.7 million shares of common stock in connection with the acquisition.

    o. Unamortized discount on long term debt which was refinanced by DIMON in connection with the acquisition.

    p. Revaluation of fixed assets for estimated fair market values.


                                                        Index To Exhibits
                                                        -----------------


                                                          Company(ies)                                          Page
Exhibit     Consents of Intabex Auditors
-------     ----------------------------         --------------------------------------------------             ------
23.1        Ernst & Young LLP                    Intabex Holdings Worldwide.. . . . . . . . . . . .               39
            Raleigh, NC                            S.A.

23.2        Price Waterhouse                     Intabex (Malawi) Limited . . . . . . . . . . . . .               40
            Lilongwe, Malawi

23.3        Price Waterhouse                     International Tobacco (Malawi) . . . . . . . . . .               41
            Blantyre, Malawi                       Limited

23.4        Price Waterhouse                     International Timbers Limited. . . . . . . . . . .               41
            Blantyre, Malawi

23.5        Nanayakkara & Co.                    Intabex Lanka Limited. . . . . . . . . . . . . . .               42
            Sri Lanka

23.6        John A. Geddes                       Intabex Trading Limited. . . . . . . . . . . . . .               43
            Belgium

23.7        Peat Marwick                         Mercantile-Filipinus Inc.. . . . . . . . . . . . .               44
            Philippines

23.8        Peat Marwick                         Maerks-Filipinus, Inc. . . . . . . . . . . . . . .               45
            Philippines

23.9        Peat Marwick                         Maerks-Filipinus Crewing, Inc. . . . . . . . . . .               46
            Philippines

23.10       Peat Marwick                         Mercantile Ocean Maritime
            Philippines                            Co. (Filipinus) Inc.. . . . . . . . . . . . . . .              47

23.11       Peat Marwick                         Fomento del Comercio del Cafe, S.A.. . . . . . . .               48
            Madrid

23.12       Price Waterhouse                     Domitab S.A. . . . . . . . . . . . . . . . . . . .               49
            Santo Domingo

23.13       Bureau Sugee                         S C B E. . . . . . . . . . . . . . . . . . . . . .               50
            France



                                                        Index To Exhibits
                                                        -----------------


                                                          Company(ies)                                          Page
Exhibit     Reports of Intabex Auditors
-------     ----------------------------         --------------------------------------------------             ------

99.1        Price Waterhouse                     International Tobacco (Malawi) . . . . . . . . . .               51
            Lilongwe, Malawi                       Limited

99.2        Price Waterhouse                     International Timbers Limited . . . . . . . . . .                52
            Blantyre, Malawi                       Limited

99.3        Price Waterhouse                     International Timbers Limited. . . . . . . . . . .               53
            Blantyre, Malawi

99.4        Nanayakkara & Co.                    Intabex Lanka Limited. . . . . . . . . . . . . . .               54
            Sri Lanka

99.5        John A. Geddes                       Intabex Trading Limited. . . . . . . . . . . . . .               55
            Belgium

99.6        Peat Marwick                         Mercantile-Filipinus Inc.. . . . . . . . . . . . .               56
            Philippines

99.7        Peat Marwick                         Maerks-Filipinus, Inc. . . . . . . . . . . . . . .               57
            Philippines

99.8        Peat Marwick                         Maerks-Filipinus Crewing, Inc. . . . . . . . . . .               58
            Philippines

99.9        Peat Marwick                         Mercantile Ocean Maritime
            Philippines                            Co. (Filipinus) Inc.. . . . . . . . . . . . . . .              59

99.10       Peat Marwick                         Fomento del Comercio del Cafe, S.A.. . . . . . . .               60
            Madrid

99.11       Price Waterhouse                     Domitab S.A. . . . . . . . . . . . . . . . . . . .               61
            Santo Domingo

99.12       Bureau Sugee                         S C B E. . . . . . . . . . . . . . . . . . . . . .               62
            France


                        Signatures


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 16, 1997                           DIMON Incorporated

                                        By: /s/ Jerry L. Parker

                                        _____________________

                                        Name:   Jerry L. Parker
                                        Title:  Vice President-
                                                Controller